UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 18, 2015
Date of Report (date of earliest event reported)

Nanometrics Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1550 Buckeye Drive, Milpitas, California 95035
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (408) 545-6000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Performance-Based Restricted Stock Units to Chief Executive Officer
On March 18, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Nanometrics Incorporated granted to Timothy Stultz, Chief Executive Officer of Nanometrics, performance-based restricted stock units (“PSUs”) to acquire shares of Nanometrics common stock pursuant to the Nanometrics Incorporated 2005 Equity Incentive Plan (the “Plan”). The PSUs will vest in three equal tranches over one, two and three years, subject to the stock performance of Nanometrics common stock achieving specified levels, for an aggregate of 40,000 shares of Nanometrics common stock at target stock price performance, and up to a maximum of 60,000 shares if maximum stock price performance is achieved for each tranche.
Adoption of Performance-Based Restricted Stock Unit Agreement
The PSUs were made pursuant to a PSU Agreement in the form attached hereto as Exhibit 99.1, which the Committee adopted for use with the PSU grant made to Dr. Stultz as well as any future grants of PSUs.
Director Declining to Stand For Re-Election
On March 23, 2015, Stephen G. Newberry, a director of Nanometrics, advised Nanometrics that he had decided not stand for re-election at the upcoming 2015 Annual Meeting of Stockholders.
Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Form of Performance-Based Restricted Stock Unit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2015	NANOMETRICS INCORPORATED

/S/ Jeffrey Andreson
Jeffrey Andreson Chief Financial Officer
Duly Authorized Officer